                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                  HMN FINANCIAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

HMN FINANCIAL, INC.
101 NORTH BROADWAY - P.O. BOX 231 - SPRING VALLEY, MINNESOTA 55975-0231 - PHONE (507) 346-1100 - FAX (507) 346-1111

                            March 30, 1998


Dear Fellow Stockholder:


     On behalf of the Board of Directors and management of HMN Financial, Inc., I cordially invite you to attend the Annual Meeting of Stockholders. The meeting is scheduled to be held at 10:00 a.m. on April 28, 1998, at the Best Western Apache Hotel, located at 1517 S.W. 16th Street, Rochester, Minnesota.

     At the Annual Meeting, the stockholders will be asked (i) to elect two directors; (ii) consider an amendment to the Company's Certificate of Incorportation, increasing the number of authorized shares of Common Stock from 7.0 million to 11.0 million; and (iii) to ratify KPMG Peat Marwick LLP as HMN's auditors.

     Your vote is most important regardless of the number of shares you own. I urge you to participate in the business of the Annual Meeting by casting your vote. Please COMPLETE, SIGN and DATE the enclosed WHITE proxy card as soon as possible and return it in the postage prepaid envelope provided. You may, of course, attend the meeting and vote in person even if you have returned a proxy.

     On behalf of HMN Financial, Inc. I thank you for your continued support. Your Board remains committed to acting in your best interests. If you have any questions, please call Roger P. Weise or James B. Gardner of the Company at (888) 969-2382. Thank you for your attention and your support.


                              Sincerely,

                              /s/ Roger P. Weise
                              CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                              HMN FINANCIAL, INC.
                               101 NORTH BROADWAY
                      SPRING VALLEY, MINNESOTA 55975-0231
                                 (507) 346-1100

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 1998

    Notice is hereby given that the Annual Meeting of Stockholders of HMN Financial, Inc. (the "Company") will be held at the Best Western Apache Hotel, located at 1517 S.W. 16th Street, Rochester, Minnesota, at 10:00 a.m., local time, on April 28, 1998.

    A Proxy Card and a Proxy Statement for the Meeting are enclosed.

    The Meeting is for the purpose of considering and acting upon:

    1. the election of two directors of the Company;

    2. an amendment to the Company's Certificate of Incorporation, increasing the number of authorized shares of Common Stock from 7.0 million to 11.0 million;

    3. the ratification of the appointment of KPMG Peat Marwick LLP as the auditors of the Company for the fiscal year ending December 31, 1998; and

    such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. As of the date of this Notice, the Board of Directors is not aware of any other business to come before the Meeting.

    Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on April 1, 1998 are the stockholders entitled to receive notice of and to vote at the Meeting and any adjournments or postponements thereof.

    A complete list of stockholders entitled to vote at the Meeting is available for examination by any stockholder, for any purpose germane to the Meeting, between 9:00 a.m. and 5:00 p.m., at Home Federal Bank, 1110 6th Street NW, Rochester, Minnesota 55901 for a period of ten days prior to the Meeting.

    You are requested to complete and sign the enclosed WHITE Proxy Card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. If you attend the Meeting, you may vote either in person or by your Proxy Card.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ ROGER P. WEISE
                                          Roger P. Weise
                                          CHAIRMAN, PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

Spring Valley, Minnesota
March 30, 1998
--------------------------------------------------------------------------------
     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR
 YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                              HMN FINANCIAL, INC.

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 28, 1998

    This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of HMN Financial, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders (the "Meeting"), which will be held at the Best Western Apache Hotel, located at 1517 S.W. 16th Street, Rochester, Minnesota, on April 28, 1998 at 10:00 a.m., local time, and any adjournments or postponements of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about March 30, 1998.

    At the Meeting, stockholders of the Company are being asked to consider and vote upon the following:

    1.  the election of two directors of the Company;

    2. an amendment to the Company's Certificate of Incorporation, increasing the number of authorized shares of Common Stock from 7.0 million to 11.0 million;

    3. the ratification of the appointment of KPMG Peat Marwick LLP as auditors for the Company for the fiscal year ending December 31, 1998; and

    such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. As of the date of this Notice, the Board of Directors is not aware of any other business to come before the Meeting.

    Certain information provided herein relates to Home Federal Savings Bank ("Home Federal" or the "Bank"), a wholly-owned subsidiary of the Company.

VOTE REQUIRED AND PROXY INFORMATION

    All shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies, duly returned to the Secretary of the Company prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions specified on the proxies. If no instructions are indicated, properly executed proxies will be voted for the proposals set forth in this Proxy Statement. As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any matters, other than those described in the Notice of Annual Meeting and this Proxy Statement, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

    Provided a quorum is present at the Meeting, (i) directors shall be elected by a plurality of the votes cast at the Meeting; (ii) the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote shall be required to approve the proposed amendment to the Company's Certificate of Incorporation; and (iii) a majority of the votes cast shall be the act of the stockholders with respect to all other matters considered at the Meeting. Proxies marked to abstain with respect to the proposed amendment to the Company's Certificate of Incorporation have the same effect as votes against such proposal. Broker non-votes are not considered as votes for or against a proposal, but will have the same effect as a vote against the proposal to amend the Company's Certificate of Incorporation.

    A majority of the shares of the Common Stock outstanding and entitled to vote shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum at the Meeting. If a quorum is not present at the Meeting, the chairman of the Meeting, or the stockholders present, by vote of a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote, may adjourn the Meeting, and at any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the Meeting as originally called.

    A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with Roxanne M. Hellickson, the Secretary of the Company, at or before the Meeting a written notice of revocation bearing a later date than the proxy or (ii) duly executing a proxy dated a later date than the earlier proxy and relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting.

    The Common Stock of the Company is the only authorized and outstanding voting security of the Company. Stockholders of record as of the close of business on April 1, 1998 will be entitled to one vote for each share of Common Stock then held. As of March 30, 1998, the Company had 4,144,368 shares of Common Stock issued and outstanding. The number of issued and outstanding shares excludes 1,941,407 shares held in the treasury of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth information, based on filings with the Securities and Exchange Commission as of March 3, 1998 or known to the Company, regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Common Stock,
(ii) the Company's Chief Executive Officer and each executive officer who made in excess of $100,000 during 1997 (the "Named Officers"), and (iii) all directors, director nominees and executive officers of the Company as a group. Unless otherwise indicated in the footnotes to this table, the listed beneficial owner has sole voting power and investment power with respect to the shares of Common Stock.

                                                                                       SHARES OF COMMON
                                                                                             STOCK
                                                                                         BENEFICIALLY
                                                                                       OWNED AT MARCH 3,  PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                         1998            CLASS
-------------------------------------------------------------------------------------  -----------------  -----------
PRINCIPAL OWNERS

HMN Financial, Inc. Employee Stock Ownership Plan ...................................         642,790           15.5%
  101 North Broadway
  Spring Valley, Minnesota 55975-0231(1)

LaSalle Financial Partners Limited Partnership ......................................         403,600            9.7
  259 E. Michigan Avenue, Suite 405
  Kalamazoo, Michigan 49007(2)

Heartland Advisors, Inc. ............................................................         283,500            6.8
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202(3)

NAMED OFFICERS, DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS AS A GROUP

Roger P. Weise, Chairman, President and Chief Executive Officer(4)...................          90,596            2.2

James B. Gardner, Executive Vice President and Chief Financial Officer(5)............          60,418            1.4

Directors, director nominees and executive officers of the Company and the Bank as a          285,288            6.7
  group (10 persons)(6)..............................................................

------------------------

(1) The amount reported represents shares of Common Stock held by the HMN Financial, Inc. Employee Stock Ownership Plan (the "ESOP"), 153,149 of which have been allocated to accounts of participants. First Bankers Trust Company, Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares of Common Stock held by the ESOP. First Bankers Trust expressly disclaims beneficial ownership of such shares. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares of Common Stock allocated to their accounts under the ESOP. Unallocated shares or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares for which instructions have been received from participants. The trustee also has authority under the HMN Financial, Inc. 1995 Recognition and Retention Plan to vote, in its sole discretion, 50,760 restricted shares of Common Stock; the trustee has no dispositive power with respect to such shares.

(2) As reported on a Schedule 13D/A dated March 3, 1998 and filed on March 9, 1998 by a group consisting of LaSalle Financial Partners Limited Partnership, Richard J. Nelson and Peter T. Kross.

(3) As reported on a Schedule 13G/A dated January 27, 1998 and filed on January 30, 1998, Heartland Advisors, Inc. ("Heartland") is an investment adviser. The amount reported represents shares of Common Stock held in various advisory accounts, including the Heartland Value Fund, Inc., a registered investment company that holds more than 5% of the outstanding shares of Common Stock. Heartland exercises sole voting and dispositive power with respect to all the shares reported.

(4) Includes 17,400 shares of Common Stock held directly, 20,818 shares of Common Stock held in a fiduciary capacity, 1,400 shares of Common Stock held by Mr. Weise's spouse's IRA, 9,483 shares of Common Stock allocated to Mr. Weise's account under the ESOP, 3,955 shares of Common Stock held under the Bank's 401(k) Plan and 37,540 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of March 3, 1998.

(5) Includes 23,300 shares of Common Stock held directly, 2,500 shares of Common Stock held by Mr. Gardner's spouse's IRA, 7,126 shares of Common Stock allocated to Mr. Gardner's ESOP account, 2,540 shares of Common Stock held under the Bank's 401(k) Plan and 24,952 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of March 3, 1998.

(6) Includes shares of Common Stock held directly, as well as shares of Common Stock held jointly with family members, shares of Common Stock held in retirement accounts, shares of Common Stock held by such individuals in their accounts under the Bank's 401(k) Plan, shares of Common Stock allocated to the ESOP accounts of the group members, shares of Common Stock held in a fiduciary capacity or by certain family members and shares covered by options which are currently exercisable or exercisable within 60 days of March 3, 1998, with respect to which shares the group members may be deemed to have sole or shared voting and/or investment power.

                       PROPOSAL I--ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides that the Company's Board of Directors shall fix the number of directors from time to time. On March 23, 1994, the Board of Directors adopted a resolution fixing the current number of members of the Board of Directors at six members. Each director of the Company is also currently a director of the Bank. The Board of Directors is divided into three classes, and directors of one class are elected each year to a term of three years or until their respective successors shall have been elected and shall qualify.

    The following table sets forth certain information regarding the Company's Board of Directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified in the table. If any nominee is unable to serve, the shares of Common Stock represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why either of the nominees, if elected, might be unable to serve. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

                                                                                                  SHARES OF COMMON
                                                                                                        STOCK
                                                                                        TERM        BENEFICIALLY
                                                                         DIRECTOR     SCHEDULED       OWNED AT       PERCENT OF
NAME                            AGE            POSITION(S) HELD          SINCE(1)     TO EXPIRE     MARCH 3, 1998       CLASS
--------------------------      ---      -----------------------------  -----------  -----------  -----------------  -----------
                                                            NOMINEES
M.F. Schumann.............      71       Director                             1979         2001          19,286(2)        *
Roger P. Weise............      63       Chairman, President, Chief           1977         2001          90,596(3)        2.2%
                                           Executive Officer and
                                           Director

                                                 DIRECTORS CONTINUING IN OFFICE

James B. Gardner..........      57       Executive Vice President,            1993         1999          60,418(4)        1.4
                                           Chief Financial Officer and
                                           Director
Timothy R. Geisler........      46       Director                             1996         1999             200           *
Duane D. Benson...........      52       Director                             1997         2000           5,500(5)        *
Irma R. Rathbun...........      66       Director                             1988         2000           9,119(6)        *

------------------------

*   Less than 1%

(1) Includes service as a director of the Bank.

(2) Includes 11,886 shares of Common Stock held directly and 6,086 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of March 3, 1998. Also includes 3,600 shares of Common Stock owned by Mr. Schumann's spouse and 1,900 shares owned by her IRA, of which 5,500 shares Mr. Schumann disclaims beneficial ownership.

(3) Includes 17,400 shares of Common Stock held directly, 20,818 shares of Common Stock held in a fiduciary capacity, 1,400 shares of Common Stock held by Mr. Weise's spouse's IRA, 9,483 shares of Common Stock allocated to Mr. Weise's account under the ESOP, 3,955 shares of Common Stock held under the Bank's 401(k) Plan and 37,540 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of March 3, 1998.

(4) Includes 23,300 shares of Common Stock held directly, 2,500 shares of Common Stock held by Mr. Gardner's spouse's IRA, 7,126 shares of Common Stock allocated to Mr. Gardner's ESOP account, 2,540 shares of Common Stock held under the Bank's 401(k) Plan and 24,952 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of March 3, 1998.

(5) Includes 2,400 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of March 3, 1998.

(6) Includes 2,692 shares of Common Stock held directly, 341 shares of Common Stock held by Mrs. Rathbun's spouse's IRA and 6,086 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of March 3, 1998.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

    The business experience of each director and director nominee is set forth below. All directors, except Messrs. Benson and Geisler, and all officers of the Company have held their positions with the Company since its incorporation in March 1994. Mr. Geisler was elected to the Board of Directors in 1996 and Mr. Benson was elected to the Board of Directors in 1997.

    ROGER P. WEISE. Mr. Weise is Chairman, President and Chief Executive Officer of the Company. Mr. Weise has served as President and Chief Executive Officer of the Bank since 1989 and was elected Chairman in 1996. Mr. Weise began his employment with the Bank in 1958.

    M. F. SCHUMANN. Mr. Schumann has been a licensed public accountant since 1945 and currently works at the accounting firm of Schumann, Granahan, Hesse & Wilson, Ltd., in Rochester, Minnesota, where prior to his semi-retirement in 1991, he was a partner. During his career in public accounting, he has served as a consultant to many corporations, including banks located in Minnesota and Iowa.

    JAMES B. GARDNER. Mr. Gardner was appointed to his position as Executive Vice President of the Company and the Bank in 1994 and 1993, respectively. Mr. Gardner is also the Chief Financial Officer of the Company and the Bank. From 1989 to 1993, Mr. Gardner served as Secretary and Treasurer of the Bank. Mr. Gardner joined the Bank in 1981 and served as the Bank's Treasurer and Controller from 1985 to 1989.

    TIMOTHY R. GEISLER. Mr. Geisler has been the tax manager for the Mayo Foundation since 1986. Mr. Geisler has been a certified public accountant since 1976. The Mayo Foundation provides medical care and education in clinical medicine and medical sciences and conducts medical research through hospitals and clinics in Rochester, Minnesota; Jacksonville, Florida; Scottsdale, Arizona and other cities in the United States.

    DUANE D. BENSON. Mr. Benson has been the executive director of the Minnesota Business Partnership, a non-profit foundation comprised of 105 member companies, since September 1994. Mr. Benson's primary responsibilities include the management of governmental and public affairs for that organization. Mr. Benson served as a member of the Minnesota Legislature for 14 years prior to assuming his duties at the Minnesota Business Partnership.

    IRMA R. RATHBUN. Mrs. Rathbun served as the Bank's Vice President until her retirement in 1988. Mrs. Rathbun began her career with the Bank in 1948.

    On January 27, 1998, LaSalle Financial Partners, L.P. ("LaSalle"), which has reported that it beneficially owns approximately 9.7% of the outstanding Common Stock, notified the Company that it intends to nominate Thomas A. Burton for election to the Board of Directors at the Meeting. The holders of the WHITE proxy card solicited hereby do not intend (unless otherwise instructed) to vote any shares for the election of any person other than the nominees of the Company set forth above. For additional information regarding Mr. Burton which was furnished to the Company by LaSalle, see Appendix B attached hereto.

DIRECTORS EMERITUS

    In 1996, the Board of Directors of the Company established a Directors Emeritus program. Any retiring director who has served as a director of the Company or the Bank for 12 or more years may be invited by the Board of Directors to be a director emeritus. Directors emeritus are appointed annually, and may not serve for more than five years. A director emeritus attends and participates in regular meetings of the Board of Directors of the Company, but may not vote. In consideration for serving as a director emeritus, such individual is paid a fee equal to the fee they received during such individual's last year of service to the Company or the Bank as a director (excluding any fees paid for serving on any committee of the Board of Directors of the Company or the Bank). Since 1996, Charles R. Reps and Robert B. Jahn have served as directors emeritus and since 1997, Keith A. Hagen has served as a director emeritus.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

    BOARD AND COMMITTEE MEETINGS OF THE COMPANY. Meetings of the Company's Board of Directors are generally held on a monthly basis. The Board of Directors of the Company held 12 meetings during the year ended December 31, 1997. No incumbent director attended fewer than 92% of the total number of meetings held by the Board of Directors and by all committees of the Board of Directors on which such director served during the year.

    The Board of Directors of the Company has standing Audit, Compensation, Executive and Nominating Committees.

    The Audit Committee of the Company reviews audit reports and related matters to ensure effective compliance by the Company with internal policies and procedures, including but not limited to (i) recommending to the Board of Directors the independent public accountants to act as the Company's independent auditors, (ii) discussing with representatives of management and the independent auditors the scope and procedures used in auditing the records of the Company, and (iii) reviewing the financial statements of the Company. Directors Benson, Geisler, Rathbun and Schumann are members of this committee. The Audit Committee met three times during 1997.

    The Compensation Committee reviews and reports to the Board of Directors on matters concerning compensation plans, the compensation of certain executives as well as administration of the Company's 1995 Stock Option and Incentive Plan (the "Stock Option Plan") and the 1995 Recognition and Retention Plan (the "RRP"). The current members of the Compensation Committee are Directors Geisler, Rathbun and Schumann. This committee met once during 1997.

    The Executive Committee of the Company acts on issues arising between regular Board of Directors' meetings. The Executive Committee possesses the powers of the full Board of Directors of the Company between meetings of the Company's Board of Directors. The Executive Committee is currently comprised of Directors Gardner, Schumann and Weise. Directors Geisler and Rathbun serve as alternates on this committee. The Executive Committee did not meet during 1997.

    The entire Board of Directors acts as the Nominating Committee of the Company and meets annually to nominate eligible persons to serve on the Company's Board of Directors and on the Bank's Board of Directors. The Company's By-laws require that directors have their primary domicile in a county in which the Bank has a full-service branch. While the Board of Directors will consider nominees recommended by stockholders, this committee has not actively solicited such nominations. In January 1998, the Board of Directors determined to nominate Messrs. Weise and Schumann for re-election as directors of the Company. Pursuant to the Company's By-laws, nominations by stockholders must generally be delivered in writing to the Secretary of the Company at least 90 days before the date of the meeting. LaSalle provided the Company with notice on January 27, 1998 of its intent to nominate Mr. Burton for election to the Board of Directors.

    BOARD AND COMMITTEE MEETINGS OF THE BANK. Meetings of the Bank's Board of Directors have generally coincided with those of the Company. During the year ended December 31, 1997, the Board of Directors of the Bank held 12 meetings. No director attended fewer than 92% of the total meetings of the Board of Directors of the Bank and committees on which such Board member served during this period. The Board of Directors of the Bank has standing Asset Classification, Audit, Executive, Investment/Asset-Liability, Loan, Merger and Acquisition and Salary Administration Committees.

    The Asset Classification Committee meets at least quarterly to review the classification of all assets held by the Bank. The committee establishes the loan loss reserves and prepares the asset classification report which is given to the Bank's Board of Directors on a quarterly basis. Members of the committee are Director Gardner and Officers Dwain Jorgensen and George Libera. This committee met four times in 1997.

    The Audit Committee reviews audit reports of the Bank and related matters to ensure effective compliance with regulations and internal policies and procedures. This committee also approves the accounting firm selected by management of the Bank to perform the Bank's annual audit and acts as the liaison between the auditors and the Board of Directors of the Bank. Directors Benson, Geisler, Rathbun and Schumann currently comprise this committee. This committee met three times in 1997.

    The Executive Committee meets on an as-needed basis to act on matters that arise between regular meetings of the Board of Directors of the Bank. The Executive Committee possesses the powers of the full Board of Directors of the Bank between meetings of the Bank's Board of Directors. The current members of the Executive Committee are Directors Gardner, Schumann and Weise. Directors Geisler and Rathbun serve as alternates on this committee. This committee met twice in 1997.

    The Investment/Asset-Liability Committee consists of Directors Gardner and Weise and Officers Timothy Johnson and Jorgensen. The committee meets at least quarterly to discuss current and potential investments, to ensure that all investment activities are consistent with the Bank's Board of Directors' policies and to review short- and long-range asset and liability objectives of the Bank. This committee met seven times in 1997.

    The Loan Committee meets on an as-needed basis, but at least monthly, to approve in advance all loans in excess of the FNMA and FHLMC conforming loan amounts in accordance with the underwriting guidelines of the Bank, perform all second reviews, and approve, deny or ratify exceptions to lending policies, recommend changes in loan policies, and approve changes in loan products. The Loan Committee consists of Directors Gardner and Weise and Officers Roxanne Hellickson and Susan Kolling.

    The Merger and Acquisition Committee meets at least quarterly to research, review, and evaluate possible mergers and acquisitions. This committee coordinates a merger and acquisition team when needed and makes all presentations and recommendations to the Board of Directors. The members of this committee are Directors Gardner and Weise and Officers Hellickson, Jorgensen, Johnson and Kolling.

    The Salary Administration Committee meets to review salaries and the performance of officers and employees, and recommends compensation adjustments and promotions. This committee is currently comprised of Directors Geisler, Schumann and Weise. The Salary Administration Committee met twice during 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1997, the Bank's Salary Administration Committee (which functions as the Bank's compensation committee) was comprised of Directors Geisler, Schumann and Weise. Mr. Weise is the President and Chief Executive Officer of the Company and the Bank. No other interlocking relationship exists between the Company's Board of Directors or Salary Administration Committee and the board of directors or compensation committee of any other company.

DIRECTOR COMPENSATION

    CASH COMPENSATION. Each non-employee member of the Board of Directors of the Company is paid $300 per month. Non-employee directors of the Bank are paid a fee of $600 per month and receive $100 for each regular or special meeting attended. In addition, non-employee directors who are members of the Audit Committee of the Company receive $100 per month. No fees are paid for being a member of or attending any meetings of any other committee of the Company or the Bank. The Company allows each member of the Board of Directors to elect to defer receipt of his or her fees until January 30 of the calendar year immediately following the date in which such member ceases to serve as a member of the Board of Directors. The deferred fees earn interest at an interest rate equal to the Bank's cost of funds on November 30 of each year. A director who is an officer or employee of the Company or the Bank receives no separate compensation for service as a director of the Company or the Bank.

    STOCK BENEFIT PLANS. The Stock Option Plan provides that upon election by the stockholders of the Company to serve on the Board of Directors, each new non-employee director will receive an option to purchase 12,000 shares of Common Stock under the Stock Option Plan. In accordance with the terms of the RRP, each new non-employee director is also granted a restricted stock award for 2,000 shares of Common Stock effective upon election to the Board of Directors. The options and awards vest over a five-year period from the date of grant. Pursuant to the terms of Mr. Geisler's employment with the Mayo Foundation, Mr. Geisler declined to accept any award of options under the Stock Option Plan or restricted stock under the RRP upon his election to the Board of Directors in 1996. A director who is an officer or employee of the Company or the Bank receives no separate stock benefit grant or award for service as a director.

EXECUTIVE COMPENSATION

    The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Bank.

    The following table sets forth the compensation paid or accrued by the Bank during the fiscal years indicated for services rendered by the Named Officers. No executive officers of the Bank other than Messrs. Weise and Gardner received cash compensation in excess of $100,000 during 1997.

                           SUMMARY COMPENSATION TABLE

                                                           ANNUAL COMPENSATION(1)   LONG-TERM COMPENSATION
                                                                                            AWARDS
                                                           ----------------------  ------------------------
                                                                                   RESTRICTED    SECURITIES
                                                                                      STOCK      UNDERLYING      ALL OTHER
                                                            SALARY       BONUS      AWARD(S)    OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION                       YEAR        ($)         ($)        ($)(2)        (#)(3)         ($)(4)
----------------------------------------------  ---------  ---------  -----------  -----------  -------------  -------------
Roger P. Weise ...............................       1997    165,300         150       --            --             81,266
  Chairman, President, Chief Executive Officer       1996    158,100         150       --            --             47,848
  and Director                                       1995    156,000         150      207,150        98,893         44,460

James B. Gardner .............................       1997    120,600         150       --            --             62,217
  Executive Vice President, Chief Financial          1996    114,600         300       --            --             37,685
  Officer and Director                               1995    112,500         150      138,100        62,379         34,249

------------------------

(1) During 1997, 1996 and 1995, neither Mr. Weise nor Mr. Gardner received any benefits or perquisites that, in the aggregate, exceeded 10% of his salary and bonus or $50,000.

(2) Pursuant to the RRP, the Company granted to Messrs. Weise and Gardner 15,000 and 10,000 restricted shares of Common Stock, respectively, during 1995. The market values of the restricted shares of Common Stock as of December 31, 1997 were $487,500 and $325,000 for Messrs. Weise and Gardner, respectively. On every June 21 from 1998 through the year 2000, 3,000 of the shares of Common Stock awarded to Mr. Weise will vest and 2,000 of the shares of Common Stock awarded to Mr. Gardner will vest. Dividends, if any, will be paid on the restricted shares following vesting of such shares.

(3) During 1995, the Company granted to Messrs. Weise and Gardner options to purchase 98,893 and 62,379 shares of Common Stock, respectively, pursuant to the Stock Option Plan at an exercise price of $13.81 per share. The option price was equal to the market value per share of Common Stock on the date of grant. Each option becomes exercisable with respect to one-fifth of the shares of Common Stock covered thereby on each anniversary of the date of grant.

(4) The amounts for 1995 represent the Bank's contribution of $2,030 and $2,250 to the accounts of Messrs. Weise and Gardner, respectively, under the Bank's 401(k) Plan and $41,200 and $30,688, the value of shares allocated to the ESOP accounts of Messrs. Weise and Gardner, respectively, based upon a market value of $16.00 per share of Common Stock on December 31, 1995. The amounts for 1995 also include $1,230 and $1,311, the travel expenses paid by the Bank for the spouses of Messrs. Weise and Gardner, respectively. The amounts for 1996 represent contributions by the Bank in the amount of $2,312 and $2,092 to the accounts of Messrs. Weise and Gardner, respectively, under the Bank's 401(k) Plan and $44,703 and $34,242, the value of shares of Common Stock allocated to the ESOP accounts of Messrs. Weise and Gardner, respectively, based upon a market value of $18.125 per share of Common Stock on December 31, 1996. The amounts for 1996 also include $833 and $1,351, the travel expenses paid by the Bank for the spouses of Messrs. Weise and Gardner, respectively. The amounts for 1997 represent contributions by the Bank in the amount of $2,375 to the accounts of both Messrs. Weise and Gardner under the Bank's 401(k) Plan and $76,700 and $57,883, the value of shares of Common Stock allocated to the ESOP accounts of Messrs. Weise and Gardner, respectively, based upon a market value of $32.50 per share of Common Stock on December 31, 1997. The amounts for 1997 also include $2,191 and $1,959, the travel expenses paid by the Bank for the spouses of Messrs. Weise and Gardner, respectively.

STOCK OPTIONS

    No individual grants of stock options were made to the Named Officers during 1997.

    The following table shows, as to the Named Officers, information concerning stock options exercised and the value of options held by such persons at the end of 1997.

                    AGGREGATED OPTION/SAR EXERCISES IN 1997
                           AND YEAR-END OPTION VALUES

                                                                                            VALUE OF UNEXERCISED
                                                                  NUMBER OF SECURITIES          IN-THE-MONEY
                                                                 UNDERLYING UNEXERCISED         OPTIONS/SARS
                                                     VALUE       OPTIONS/SARS AT FISCAL      AT FISCAL YEAR-END
                               SHARES ACQUIRED     REALIZED         YEAR-END (#)(2)                ($)(3)
NAME                           ON EXERCISE (#)      ($)(1)      EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
----------------------------  -----------------  -------------  ------------------------  ------------------------
Roger P. Weise..............          2,018           25,383        37,540       59,335      701,623    1,108,971

James B. Gardner............         --               --            24,952       37,427      466,353      699,511

------------------------

(1) Represents market value of underlying securities on date of exercise less the exercise price.

(2) Includes options exercisable within 60 days of fiscal year end. Approximately 20% of the options vest on each anniversary of the date of grant. All options were granted at fair market value and have a term of ten years. Generally, all of the options will become fully exercisable upon approval by the Company's stockholders of a merger, plan of exchange, sale of substantially all of the Company's assets or plan of liquidation.

(3) Represents market value of underlying securities at year end of $32.50 per share less the exercise price.


EMPLOYMENT AGREEMENTS

    The Bank has entered into employment agreements with Messrs. Weise and Gardner. These agreements are designed to assist the Bank in maintaining a stable and competent management team. Each agreement has a three year term which automatically extends on a daily basis unless either the Bank or the applicable employee gives contrary written notice to the other party. The Bank may terminate either agreement at any time. Each agreement also will terminate upon death or disability of the employee or upon the occurrence of certain events specified in the Office of Thrift Supervision regulations. In addition, either employee may terminate his agreement upon 90 days' notice to the Bank. In the event that either agreement is terminated by the Bank, other than for cause or by reason of death or disability of the employee, the employee will continue to receive his salary and the same insurance benefits as he was receiving before the date of termination through the remaining term of the agreement.

    In the event the employee is terminated in connection with, or within 12 months after, a change of control or the employee voluntarily terminates his employment in connection with, or within 12 months after, a change in control that was opposed by the Bank's Board of Directors at any time within one year of the change in control, the employment agreements provide for payment to the employee of his salary for the remainder of the term of the agreement and an additional payment of up to 299% of the employee's "base amount" of compensation, as defined in Section 280G of the Internal Revenue Code of 1986, as amended ("Section 280G"); provided, however, that the total amount payable in the event of a change in control may not exceed three times the employee's annual compensation or be non-deductible by the Bank for federal income tax purposes pursuant to Section 280G. For the purposes of the employment agreements, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. Section 574.3. Such events may be triggered by, among other things, an acquisition of more than 10% of the Company's Common Stock under certain circumstances or the acquisition of proxies representing more than 25% of the Company's

Common Stock that would enable the acquiror to elect one-third or more of the directors. Based on their current salaries, if the employment of Messrs. Weise and Gardner had been terminated as of December 31, 1997 under circumstances giving rise to severance pay as described above, such individuals would have been entitled to receive maximum lump-sum cash payments of approximately $454,000 and $314,000, respectively.

    These employment agreements also provide, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel. The agreements further provide that, for a period of one year after termination of employment for any reason, the employee will not manage, operate, or control any financial institution having an office within ten miles of any office of the Bank.

BENEFIT PLANS

    GENERAL. The Bank currently provides insurance benefits to its employees, including health, life, accidental death and dismemberment and long-term disability and major medical insurance, subject to certain deductibles and copayments by employees, and offers participation in the Bank's 401(k) Savings Plan.

    PENSION PLAN. The Bank's employees are included in the Financial Institutions Retirement Fund, a multi-employer comprehensive pension plan (the "Pension Plan"). This non-contributory defined benefit retirement plan covers all employees who have met minimum service requirements. Employees become 100% vested in the Pension Plan after five years of eligible service (as defined in the Pension Plan). The Bank's policy is to fund the maximum amount that can be deducted for federal income tax purposes. No contribution was made to the Pension Plan during 1997 because the Pension Plan was fully funded.

                               PENSION PLAN TABLE

                                                                    YEARS OF SERVICE
                                       ---------------------------------------------------------------------------
     AVERAGE ANNUAL COMPENSATION          10         15         20         25         30         35         40
          ----------------             ---------  ---------  ---------  ---------  ---------  ---------  ---------
$ 40,000.............................  $   4,000  $   6,000  $   8,000  $  10,000  $  12,000  $  14,000  $  16,000
  60,000.............................      6,000      9,000     12,000     15,000     18,000     21,000     24,000
  80,000.............................      8,000     12,000     16,000     20,000     24,000     28,000     32,000
 100,000.............................     10,000     15,000     20,000     25,000     30,000     35,000     40,000
 120,000.............................     12,000     18,000     24,000     30,000     36,000     42,000     48,000
 140,000.............................     14,000     21,000     28,000     35,000     42,000     49,000     56,000
 160,000.............................     16,000     24,000     32,000     40,000     48,000     56,000     64,000
 180,000.............................     18,000     27,000     36,000     45,000     54,000     63,000     72,000

    The above table illustrates annual pension benefits payable upon retirement, which are not subject to offset for Social Security payments, based on various levels of compensation and years of service and assuming payment in the form of a straight-line annuity. Benefits payable under the Pension Plan are based upon 1% of the average cash remuneration for the highest five consecutive calendar years multiplied by the number of years of service of the employee. At December 31, 1997, Messrs. Weise and Gardner had 38.5 and 15.5 years of credited service under the Pension Plan, respectively.

    EMPLOYEE STOCK OWNERSHIP PLAN. The Company and the Bank have adopted the ESOP, which invests primarily in the Company's Common Stock. The ESOP is designed to qualify as a stock bonus plan under Section 401(a) of the Code and also to meet the requirements of Section 4975(e)(7) of the Code and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The ESOP was capitalized with a loan from the Company. The Bank intends to make annual contributions to the ESOP in an amount to be determined annually by the Board of Directors of the Bank, but not less than the amount needed to pay any currently maturing obligations under loans made to the ESOP.

    All employees of the Bank are eligible to participate in the ESOP after they attain age 21 and complete one year of service in which they worked at least 1,000 hours. Employees will be credited for years of service to the Bank prior to the adoption of the ESOP for participation and vesting purposes. The Bank's annual contribution to the ESOP is allocated among participants on the basis of compensation. Each participant's account will be credited with cash and shares of Common Stock based upon compensation earned during the year with respect to which the contribution is made. Once a participant has completed a total of five years of service, contributions credited to participant's accounts are fully vested. ESOP participants are entitled to receive distributions from their ESOP accounts only upon termination of service. Distributions will be made in cash and in whole shares of Common Stock. Fractional shares will be paid in cash. Participants will not incur a tax liability until a distribution is made.

    Participating employees are entitled to instruct the trustee of the ESOP as to how to vote the shares of Common Stock held in their account. The trustee will vote unallocated shares and allocated shares for which no instructions are received, in the same proportion as those shares voted in connection with participants' instructions. The trustee, who has dispositive power over the shares in the Plan, is not affiliated with the Company or the Bank.

    The ESOP may be amended by the Board of Directors of the Company, except that no amendment may be made which would reduce the interest of any participant in the ESOP trust fund or divert any of the assets of the ESOP trust fund to purposes other than the benefit of participants or their beneficiaries. Contributions to the ESOP on behalf of Messrs. Weise and Gardner are included in the Summary Compensation Table.

    STOCK OPTION PLAN. The Stock Option Plan provides for awards in the form of stock options, stock appreciation rights ("SARs") and limited stock appreciation rights ("Limited SARs"). Each award is granted on such terms and conditions as the Compensation Committee may determine. As of December 31, 1997, options exercisable for 60,036 shares of Common Stock were available for awards under the Stock Option Plan.

    The terms of stock options granted under the Stock Option Plan may not exceed ten years from the date of grant. Options may either qualify as incentive stock options as defined under Section 422 of the Code or stock options not intended to qualify as such. Subject to extensions in certain cases of death or disability, an option generally will terminate upon the earlier of the expiration of its term or three months from the date the holder ceases to maintain continuous service (as defined in the Stock Option Plan) to the Company or one of its affiliates. An option automatically terminates if a holder is terminated for cause. The exercise price for the purchase of shares subject to a stock option at the date of grant may not be less than 100% of the market value of the shares covered by the option on such date.

    Under the terms of the Stock Option Plan, SARs may be granted at any time, whether or not the holder then holds stock options. SARs permit the holder to receive the excess of the market value of the shares of Common Stock represented by the SARs on the date exercised over the exercise price. If granted in tandem with a stock option, the exercise of an SAR or stock option will reduce to that extent the number of shares represented by the other. Limited SARs may only be granted in connection with the grant of a stock option or SAR. The exercise of one will reduce to that extent the number of shares represented by the others. Limited SARs will be exercisable only for a limited period in the event of a tender or exchange offer for shares of the Company's Common Stock.

    Options, SARs, and Limited SARs are subject to adjustment in the event of any merger, consolidation reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company. Certain restrictions and other terms of options, SARs and Limited SARs are subject to adjustment in the event of a change of control (as defined in the Stock Option
Plan) or offer for the Company.

    The Stock Option Plan may be amended, suspended or terminated by the Board of Directors of the Company, at any time, subject in certain circumstances to prior approval of the stockholders. No such amendment, suspension or termination may impair the rights of any holder of an option, SAR or Limited SAR granted under the Stock Option Plan. Options granted under the Stock Option Plan to Messrs. Weise and Gardner are included in the Summary Compensation Table.

    THE RECOGNITION AND RETENTION PLAN. The Company has reserved 121,715 shares of Common Stock for issuance under the terms of the RRP, of which 37,109 shares are unallocated. The Company adopted the RRP as a method of providing key officers and directors with a proprietary interest in the Company in a manner designed to encourage such individuals to remain with the Company. Awards of restricted shares pursuant to the terms of the

RRP are subject to forfeiture if the recipient fails to remain in continuous service (as defined in the RRP) as an employee, officer or director of the Company or the Bank for a stipulated period. In the event of a recipient's death or disability, such restrictions are waived. For Company directors, the vesting of restricted shares awarded pursuant to the RRP is also subject to the Bank meeting its fully phased-in capital requirements. Vested shares are distributed to recipients as soon as practicable following the date on which they are earned. The recipient of restricted stock has all of the rights of a stockholder, including the right to receive dividends (following vesting) and the right to vote the shares (following vesting). The holders may not, however, sell, assign, transfer, pledge or otherwise encumber any of the restricted stock during the restricted period. The restricted period will lapse in the event a recipient is terminated at any time within 18 months of a change in control (as defined in the RRP) of the Company.

    The RRP may be amended, suspended or terminated by the Board of Directors of the Company, at any time, subject in certain circumstances to prior approval of the stockholders. No such amendment, suspension or termination shall impair the rights of any recipient of restricted stock under the RRP. Awards granted under the RRP to Messrs. Weise and Gardner are included in the Summary Compensation Table.

COMPENSATION COMMITTEE AND SALARY ADMINISTRATION COMMITTEE REPORT ON EXECUTIVE
  COMPENSATION

    COMPENSATION POLICY. The Compensation Committee of the Company works with the Salary Administration Committee of the Bank to recommend to the full Board of Directors of each entity the compensation of all employees, including executive officers and directors.

    The Salary Administration Committee of the Bank has designed the compensation and benefit plans for all employees, executive officers and directors in order to attract and retain individuals who have the skills, experience and work ethic to provide a coordinated work force that will effectively and efficiently carry out the policies adopted by the Board of Directors and to manage the Company and its subsidiaries to meet the Company's mission, goals and objectives.

    To determine the compensation and benefit plans for employees, executive officers and directors, the Salary Administration Committee sets salary ranges for every position and fees for the Board of Directors. It then reviews along with the Compensation Committee of the Company (i) the financial performance of the Bank over the most recently completed fiscal year (principally return on assets, general and administrative expense, CAMELS rating, compliance rating and quality of assets) compared to results at comparable companies within the banking industry, and (ii) the responsibilities and performance of each individual employee, executive officer and director and the compensation levels of such personnel with the compensation of personnel with similar responsibilities at other comparable companies within the banking industry. The Compensation Committee and the Salary Administration Committee evaluate all factors subjectively in the sense that they do not attempt to tie any factors to a specific level of compensation. The Salary Administration Committee also reviews salary ranges, health insurance plans and tax-qualified retirement plans.

    All employees and executive officers participate on an equal, nondiscriminatory basis in the Bank's medical insurance plan, medical reimbursement plan, child care plan, long-term disability plan and group life insurance plan. The Bank also provides to all employees and executive officers on a nondiscriminatory basis participation in the Pension Plan, a 401(k) Plan and an ESOP. Nondiscretionary cash bonuses (up to a maximum of $150) are awarded annually to all employees based upon years of service, with an additional nondiscretionary cash bonus awarded to employees every five years of service. To date, the Company has not paid any discretionary cash bonus awards to its executive officers.

    The Salary Administration Committee of the Bank recommends all compensation and benefit plans to the full Board for the Board's approval. Although President Weise was a member of the Salary Administration Committee of the Bank during 1997, Mr. Weise did not participate in discussions related to his compensation at either the committee or Board of Directors levels.

    STOCK OPTION PLAN AND RESTRICTED STOCK AWARD PLAN. The Stock Option Plan and the RRP were designed to reward Board members and executive officers for the future long term performance of the Company, based on the responsibilities of the Board and of the executive officers and other senior managers to manage the Bank and the Company. The Salary Administration Committee has not recommended and the Compensation Committee has not made any awards to executive officers under either plan since 1995 because both committees believe that the 1995 awards provide adequate incentive to such employees.

    REPORT ON EXECUTIVE OFFICER COMPENSATION. As discussed above, the Salary Administration Committee of the Bank and the Compensation Committee of the Company establish the salary ranges to be paid for every position. The Chief Executive Officer's compensation is based on the same factors as those applied to all employees and executive officers. There are no special programs designed especially for the Chief Executive Officer. As shown in the table set forth under "Security Ownership of Principal Stockholders and Management" above, the Chief Executive Officer holds a significant interest in the Company's Common Stock. It is the philosophy of the Compensation Committee that the financial rewards and incentives for the Chief Executive Officer should come in large part from increases in the value of the Company's Common Stock. Consistent with that philosophy, the Compensation Committee set the salary of the Chief Executive Officer for 1997 at approximately the same level as 1996. The bonus paid to the Chief Executive Officer was paid under the Company's general employee bonus program. The other compensation paid to the Chief Executive Officer was pursuant to the terms of plans generally applicable to all other employees.

                           THE COMPENSATION COMMITTEE

TIMOTHY R. GEISLER                 IRMA R. RATHBUN                 M.F. SCHUMANN

                                      AND

                      THE SALARY ADMINISTRATION COMMITTEE

TIMOTHY R. GEISLER                  M.F. SCHUMANN                 ROGER P. WEISE

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    The following graph compares the cumulative total stockholder return on the Company's Common Stock to the Nasdaq U.S. Stock Index ("Nasdaq-U.S."), which includes all Nasdaq traded stocks of U.S. companies, and the SNL Securities Midwest Asset Size Index (the "HMN Peer Group"), which includes publicly traded financial institutions located in selected Midwestern states with assets of $500 million to $1 billion, for the period of June 29, 1994 through December 31, 1997. The graph assumes that $100 was invested on June 29, 1994 and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

[GRAPHIC OMITTED - information from the omitted line chart is presented in the table below]


                                                 PERIOD ENDING
                                                 -------------
       INDEX              6/29/94      12/31/94     12/31/95      12/31/96      12/31/97
       -----              -------      --------     --------      --------      --------

HMN Financial, Inc.        100.00        87.38       124.27        140.78        252.43

Nasdaq - Total US          100.00       107.04       151.39        186.20        228.49

HMN Peer Group             100.00       100.12       139.95        163.96        273.15


The HMN Peer Group consists of all publicly traded thrifts with total assets between $500 million and $1 billion located in the states of Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin. Last year the HMN Peer Group included publicly traded thrifts located in the same states that had total assets between $250 million and $500 million. The change is a result of the growth in the Company's assets to approximately $700 million, primarily as a result of the acquisition of Marshalltown Savings Bank.

CERTAIN TRANSACTIONS

    The Bank follows a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. Historically, the Bank has made residential mortgage and consumer loans to nonexecutive officers and other employees utilizing an employee rate that was generally 1% below the then current rate offered to the general public. Prior to 1997 Regulation O required that all loans to directors, executive officers and members of their families be made in the ordinary course of business and on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions and that the loans not involve more than the normal risk of collectibility at the time of origination. As a result of changes in Regulation O the Board of Directors changed its loan policy during 1997 to allow directors and executive officers to obtain loans at the employee rate. At December 31, 1997, the Bank's loan to directors, officers, and employees totaled approximately $4.8 million (of which $752,000 represents loans to directors and executive officers) or 5.7% of stockholders' equity. All of these loans were current at December 31, 1997. All of the loans to directors and executive officers that (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including collateral, as those prevailing at the time for comparable transactions with other persons, except for the employee interest rate, and
(c) did not involve more than the normal risk of collectibility or other unfavorable features.

                     PROPOSAL II--INCREASE IN THE NUMBER OF
                 AUTHORIZED SHARES OF CAPITAL AND COMMON STOCK

    The Board of Directors proposes an amendment to the Company's Certificate of Incorporation to increase the total number of shares of Common Stock authorized for issuance from 7.0 million to 11.0 million. This amendment will increase the total number of shares of authorized capital stock from 7.5 million to 11.5 million shares. The amendment is being proposed in connection with a planned three-for-two split of the Company's Common Stock in the form of a one-for-two stock dividend.

    Paragraph A of Article Fourth of the Company's Certificate of Incorporation currently authorizes the issuance of 7.5 million shares of capital stock, consisting of five hundred thousand shares of Preferred Stock and 7.0 million shares of Common Stock. No recommendation is being made to increase the authorized Preferred Stock beyond the five hundred thousand shares currently authorized. As of March 30, 1998, the Company had 4,144,368 shares of Common Stock issued and outstanding, 1,941,407 shares held in treasury, 631,945 shares reserved for issuance upon the exercise and award of options and future awards under the RRP, and 282,280 remaining authorized but unissued shares.

    The Board of Directors believes that the proposed stock split will benefit the Company by increasing the number of shares available for public trading and lowering the market price of the Company's Common Stock, increasing liquidity and serving to broaden investor interest in owning the Company's Common Stock. Besides the additional number of shares required to effect the stock split, the Board of Directors considers it desirable to have additional authorized shares of Common Stock available to the Company for possible future stock offerings, acquisitions, and stock option grants, although currently the Board of Directors is not considering any such plans.

    Because the proposed stock split will require the issuance of a greater number of shares of Common Stock than are presently authorized but unissued or not reserved for future issuance, it is necessary to increase the number of authorized shares of Common Stock. The Board of Directors believes that an increase in the total authorized number of shares of capital stock to 11.5 million, consisting of 11.0 million shares of Common Stock, is desirable in order to effect the stock split and to ensure that the Company has a sufficient number of additional shares available for issuance from time to time in connection with its business activities.

    Although the proposed stock split will increase the number of outstanding shares of Common Stock by fifty percent, each stockholder of the Company will hold immediately after the distribution of the dividend the same percentage interest in the Company as he or she held immediately before the dividend, disregarding any fractional interests. Each share of Common Stock outstanding after the dividend will continue to have one vote.

    To accomplish this proposed increase in the authorized number of shares of the Company's Common Stock, Paragraph A of Article Fourth of the Company's Certificate of Incorporation is proposed to be amended in its entirety to read as follows:

       FOURTH:

       A. The total number of shares of all classes of stock that the Company shall have authority to issue is 11.5 million consisting of:

           1. Five hundred thousand shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"); and

           2. Eleven million shares of Common Stock, $.01 par value per share (the "Common Stock").

    The proposed amendment to the Company's Certificate of Incorporation, if approved by the stockholders, will become effective upon the effectiveness of a Certificate of Amendment filed with the Delaware Secretary of

State. If approved by the Company's stockholders, it is expected that this filing will be made as soon as practicable after the Meeting.

    If the amendment is approved by the stockholders, the Board plans on setting an appropriate record date and distribution date at its meeting to be held immediately following the Meeting. Record holders of Common Stock on the dividend record date would receive on the distribution date an additional stock certificate representing one share of Common Stock for each two shares held as of the dividend record date. For example, if a stockholder owns 100 shares of Company Common Stock, the Company will issue to that stockholder an additional certificate for 50 shares of Common Stock. The stock split will result in a proportional increase in the number of shares subject to outstanding options, in the number of shares subject to the Company's Stock Option Plan, RRP and Employee Stock Ownership Plan and in the number of shares held in the treasury of the Company.

    No fractional shares of Common Stock will be issued by the Company in connection with the stock split. Instead, the Company will pay to any stockholder entitled to a fractional share cash in an amount equal to the applicable fraction times the closing price per share as reported on the Nasdaq National Market on the dividend record date, as adjusted for the stock dividend.

    The Company intends to apply to the Nasdaq National Market to list thereon the additional shares of Common Stock that will be outstanding as a result of the proposed stock split. The additional shares of Common Stock authorized in connection with the amendment will be available for issuance without further action by the stockholders, unless such action is required by applicable law or the rules of the Nasdaq National Market or any other stock exchange on which the Company's securities may then be listed. Other than the proposed stock split, at the date of this Proxy Statement the Company has no agreements, commitments or plans with respect to the sale or issuance of the additional shares of Common Stock that will become available for issuance if the proposed amendment is adopted.

    Adoption of the proposed amendment requires the affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE PROPOSED AMENDMENT.

                  III--RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors of the Company has appointed KPMG Peat Marwick LLP, independent accountants, to be the Company's auditors for the fiscal year ending December 31, 1998. KPMG Peat Marwick LLP has audited the financial statements of the Company since 1966. Representatives of KPMG Peat Marwick LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

    If the stockholders do not ratify the appointment of KPMG Peat Marwick LLP, the Board of Directors will review the appointment.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                             STOCKHOLDER PROPOSALS

    In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office located at 101 North Broadway, Spring Valley, Minnesota 55975-0231, no later than November
30, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

    Under the Company's By-laws, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (not later than 90 days in advance of such meeting) by the Secretary of the Company containing the name and address of the stockholder as they appear on the Company's books, the class and number of shares owned by the stockholder, and a representation that the stockholder intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made, such other information regarding each noiminee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board, and the consent of each nominee to be named in the proxy statement and to serve. Notice of an item of business shall include a brief description of the proposed business and a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by the stockholder and any material interest of such stockholder in such business.

    The chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures. Copies of the Company's By-laws are available from the Secretary of the Company.

                  CERTAIN INFORMATION CONCERNING PARTICIPANTS

    The directors of the Company and the Company's nominees for director, and certain officers and employees of the Company and its subsidiaries are participants in the solicitation of proxies on behalf of the Company's Board of Directors. Certain information with respect to such participants is set forth in Appendix A hereto.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's directors and executive officers, all Section 16(a) filing requirements were met for the year ended December 31, 1997.

                                 OTHER MATTERS

    The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

    The Company anticipates furnishing its Annual Report, including financial statements, for the year ended December 31, 1997 to each stockholder with this Proxy Statement.

    The cost of solicitation of proxies for the Meeting in the form enclosed herewith will be borne by the Company. It is currently estimated that the aggregate amount to be spent by the Company in connection with the solicitation of proxies and related matters, excluding the salaries and fees of directors, officers and employees and the normal expenses of an uncontested election, will be approximately $95,000 of which approximately $50,000 has been incurred to date. The Company has retained MacKenzie Partners, Inc. ("MacKenzie"), a proxy soliciting firm, to perform various proxy advisory and solicitation services for the Company for a fee of $35,000 plus reimbursement of certain expenses. It is anticipated that approximately 35 employees of MacKenzie and directors and officers of the Company may solicit proxies by letter, telephone, telecopy, telegraph, facsimile or in person without additional compensation therefor. The Company will also provide certain persons, firms, banks and corporations holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so.

                                          By Order of the Board of Directors

                                          /s/ Roger P. Weise
                                          Roger P. Weise
                                          CHAIRMAN

Dated: March 30, 1998

                                                                      APPENDIX A

       ADDITIONAL INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth, for each of the Company's directors and executive officers, his or her name and present principal occupation with the Company (except with respect to directors, whose principal occupation is set forth in the Proxy Statement). Unless otherwise indicated, the principal business address of each person is HMN Financial, Inc., 101 North Broadway, Spring Valley, Minnesota 55975-1223. The table also sets forth the number of shares of Company Common Stock beneficially owned by each person as of March 3, 1998. Finally, the table sets forth information concerning each person's purchases and sales of the Company's Common Stock since March 3, 1996.

                                                                  COMMON STOCK
                                           PRESENT OFFICE OR      BENEFICIALLY
NAME AND                                    OTHER PRINCIPAL      OWNED AT MARCH     DATE OF     NATURE AND AMOUNT
PRINCIPAL BUSINESS ADDRESS                     OCCUPATION            3, 1998       TRANSACTION     OF TRANSACTION
---------------------------------------  ---------------------  ----------------  -----------  --------------------
DIRECTORS:

M.F. Schumann                                                         19,286(1)       --                --
   Schumann, Granahan, Hesse & Wilson,
   Ltd.
   415 3rd Ave. S.E.
   Rochester, Minnesota 55906

Roger P. Weise                                                        90,596(2)      12/15/97  Sale(3) 1,000 shares

James B. Gardner                                                      60,418(4)       11/4/97  Sale 1,000 shares
                                                                                       8/5/97  Sale 1,000 shares
                                                                                      7/24/96  Purchase 800 shares

Timothy R. Geisler                                                       200          --                --
   The Mayo Foundation
   200 1st Street S.W.
   Rochester, Minnesota 55905

Duane D. Benson                                                        5,500(5)        8/5/97  Purchase 1,100 shares
   Minnesota Business Partnership, Inc.
   4050 IDS Center
   Minneapolis, Minnesota 55402

Irma R. Rathbun                                                        9,119(6)       7/28/97  Sale 450 shares


EXECUTIVE OFFICERS:

Roxanne M. Hellickson                    Vice President and           16,690(7)      10/29/96  Sale 711 shares
                                           Corporate Secretary                       10/28/97  Sale 350 shares

Timothy P. Johnson                       Vice President and           14,776(8)       4/26/96  Sale 200 shares
                                           Treasurer                                  7/25/96  Sale 711(3) shares
                                                                                      2/27/97  Sale 250 shares
                                                                                      7/28/97  Sale 1,252 shares

Dwain C. Jorgensen                       Vice President and           33,906(9)        5/2/96  Purchase 125 shares
                                           Controller

Susan K. Kolling                         Senior Vice President        30,611(10)      --                --

------------------------------

(1) Includes 6,068 shares issuable under options exercisable within 60 days of March 3, 1998. Also includes 3,600 shares held of record in his wife's IRA and 1,900 shares held of record by his wife, of which 5,500 shares Mr. Schumann disclaims beneficial ownership.

(2) Includes 20,818 shares held in a fiduciary capacity, 1,400 shares held of record in his wife's IRA, 9,483 shares allocated to his ESOP account, 3,955 shares held under the Bank's 401(k) Plan, and 37,540 shares issuable under options exercisable within 60 days of March 3, 1998.

(3) Disposition of shares in payment of stock option exercise price.

(4) Includes 2,500 shares held of record in his wife's IRA, 7,126 shares allocated to his ESOP account, 2,540 shares held under the Bank's 401(k) Plan, and 24,952 shares issuable under options exercisable within 60 days of March 3, 1998.

(5) Includes 2,400 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of March 3, 1998.

(6) Includes 341 shares held of record in her husband's IRA and 6,086 shares issuable under options exercisable within 60 days of March 3, 1998.

(7) Includes 587 shares held of record in her husband's IRA, 736 shares held under the Bank's 401(k) Plan, and 9,128 shares issuable under options exercisable within 60 days of March 3, 1998.

(8) Includes 4,305 shares allocated to his ESOP account and 8,337 shares issuable under options exercisable within 60 days of March 3, 1998.

(9) Includes 4,412 shares allocated to his ESOP account, 1,906 shares held under the Bank's 401(k) Plan, 1,143 shares held of record by his wife and other family members, and 13,973 shares issuable under options exercisable within 60 days of March 3, 1998.

(10)Includes 850 shares held of record in her husband's IRA, 3,624 shares allocated to her ESOP account, 1,417 shares held under the Bank's 401(k) Plan, 750 shares held by her children, 1,250 shares held by a corporation of which she is a 10% owner, and 13,973 shares issuable under options exercisable within 60 days of March 3, 1998.

    Except as disclosed in this Appendix or in the Proxy Statement, none of the Company's directors or executive officers owns any securities of the Company or any subsidiary of the Company, beneficially or of record, or has purchased or sold any of such securities within the past two years. Except as disclosed in this Appendix or in the Proxy Statement, to the Company's knowledge, none of its directors or executive officers or any of their associates beneficially owns, directly or indirectly, any securities of the Company.

    Other than as disclosed in this Appendix or in the Proxy Statement, to the Company's knowledge, none of its directors or executive officers has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Meeting.

    Other than as disclosed in this Appendix or in the Proxy Statement, to the Company's knowledge, none of its directors or executive officers is, or has been within the past year, a party to any contract, arrangement, or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

    Other than as set forth in this Appendix or in the Proxy Statement, to the Company's knowledge, none of its directors or executive officers, or any of their associates, has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company's last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000.

    Other than as set forth in this Appendix or in the Proxy Statement, to the Company's knowledge, none of its directors or executive officers, or any of their associates, has any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

                                                                      APPENDIX B

               INFORMATION REGARDING PERSONS NOMINATED BY LASALLE

    The following information was provided to the Company by LaSalle, as to which information the Company assumes no responsibility.

NAME                                            AGE                     PRINCIPAL OCCUPATION OR EMPLOYMENT
------------------------------------------      ---      ----------------------------------------------------------------
Thomas A. Burton                                62       President of Management Services Company, which provides
                                                           management consultant services to medical and computer
                                                           industries. Mr. Burton served as a director of Rochester
                                                           Savings and Loan, its successor Reliance Savings and Loan, and its successor United Savings and Loan. Mr. Burton served as president, chief executive officer, and a director of Waters
                                                           Instruments, Inc. of Rochester, Minnesota and served two terms as a public utilities commissioner of the state of Minnesota, appointed by the governor of the state.


                                HMN FINANCIAL, INC.
                           ANNUAL MEETING OF STOCKHOLDERS
                                   APRIL 28, 1998
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints each of James B. Gardner and Timothy P. Johnson, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the Best Western Apache Hotel, 1517 16th Street, S.W., Rochester, Minnesota on April 28, 1998 at 10:00 a.m., local time, and at any and all adjournments and postponements thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.

     Any proxy previously given by the undersigned with respect to such shares is hereby revoked.

     The undersigned acknowledges receipt from the Company, before the execution of this proxy, of a Notice of the Meeting, a Proxy Statement, and an Annual Report.



     CONTINUED AND TO BE SIGNED ON REVERSE SIDE          /SEE REVERSE SIDE/

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE THREE PROPOSALS SET FORTH BELOW.

1. The election as directors of all nominees listed below (except as marked to the contrary):

NOMINEES:  M.F. Shumann and Roger P. Weise

                    FOR                 WITHHOLD
                    / /                   / /

/ /______________________________________
INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided.


2. The amendment to the Company's Certificate of Incorporation, increasing the number of authorized shares of Common Stock from 7 million to 11 million.

                    FOR       AGAINST       ABSTAIN
                    / /         / /           / /

3. The ratification of the appointment of KPMG Peat Marwick LLP as auditors for the Company for the fiscal year ending December 31, 1998.

                    FOR       AGAINST       ABSTAIN
                    / /         / /           / /

4. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING
          / /

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW
          / /

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) TO THE LEFT.
WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.

Signature(s):____________ Title(s) (if applicable)__________  Date:_______, 1998